Kronos Worldwide, Inc. Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2620	Contact: Janet G. Keckeisen Vice President, Investor Relations (972) 233-1700
Press Release

FOR IMMEDIATE RELEASE

KRONOS WORLDWIDE, INC. ANNOUNCES
INCREASE IN QUARTERLY DIVIDEND

DALLAS, TEXAS – February 23, 2022 – Kronos Worldwide, Inc. (NYSE:  KRO) announced a $0.01 per share increase in its regular quarterly dividend.  Kronos Worldwide’s board of directors has declared a regular quarterly dividend of nineteen cents ($0.19) per share on its common stock, payable on March 17, 2022 to stockholders of record at the close of business on March 8, 2022.

Kronos Worldwide, Inc. is a major international producer of titanium dioxide products.

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